Exhibit 99.2

Q2 2004 Conference Call Script

Safe Harbor Provision

Portions of this script contain forward-looking statements regarding future events based on current expectations. These forward-looking statements and other statements, such as statements regarding the future financial performance of SpectraLink, are subject to risks and uncertainties. Prospective investors should not place undue reliance on such forward-looking statements. SpectraLink cautions you that there are factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: the inability to close several large orders in the sales pipeline; adverse changes in economic and business conditions affecting SpectraLink’s customers; the failure of the market for on-premises wireless telephone systems to grow or to grow as quickly as SpectraLink anticipates; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; SpectraLink’s reliance on sole or limited sources of supply for many components and equipment used in its manufacturing process; the risk of business interruption arising from SpectraLink’s dependence on a single manufacturing facility; changes in rules and regulations of the FCC; and SpectraLink’s reliance on its 802.11 technology partners to continue to provide the wireless local area network for SpectraLink’s NetLink product, and to provide access points which support SpectraLink Voice Priority. For additional information concerning factors that could cause actual results to differ materially from the results indicated by the forward-looking statements and other statements in this release, we refer you to the documents SpectraLink files from time to time with the Securities and Exchange Commission, including the section titled Forward-Looking Statement Factors in our Annual Report on Form 10-K for the year ended December 31, 2003, and the section titled Forward-Looking Statement Factors in our Form 10-Q for quarterly period ended March 31, 2004. These filings are available on the Investors section of SpectraLink’s website located at www.spectralink.com. SpectraLink expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof.

David Rosenthal

Thank you operator. With me today is John Elms, SpectraLink’s president and Chief Executive Officer.

Thank you for joining SpectraLink’s conference call for the second quarter of 2004. I would also like to welcome our Internet listeners as we broadcast this call live across the Internet.

This discussion will contain projections and other forward-looking statements. Forward-looking statements speak only as of the date of the statements and are subject to risks and uncertainties, so actual results could differ from present expectations. Therefore, I refer you to information contained in our 2003 Form 10-K filed with the Securities and Exchange Commission on March 11, 2004, for a description of risks and uncertainties that could cause actual results to differ materially from those in any forward-looking statement. These filings are available on the Investors section of our website. You will also see a description of some of these risks and uncertainties in today’s press release. SpectraLink undertakes no obligation to update or revise any forward-looking statements discussed today in order to reflect events or circumstances that may arise after the date of this conference call.

As you recall, we issued preliminary financial results on July 12, summarizing second quarter performance. Our final results published today are in line with those preliminary numbers. Although we did not meet market expectations, SpectraLink had solid second quarter financial performance. Quarterly revenue grew to a record high $20.1 million, representing an 8% increase over the same period last year. Net income for the quarter was $2.0 million, a decrease of 12% compared to the second quarter of 2003. This translates to $0.10 per fully diluted share in the second quarter of 2004.

Earnings per fully diluted share for the six months ended June 30, 2004, were $0.21 on net income of $4.1 million and revenue of $39.4 million. This represents year-over-year growth in net income of almost 23% year-to-date, and year-over-year growth in revenue of almost 19% year-to-date.

In our target areas, the Retail Stores sector continued to be a strong contributor, generating $3.9 million in revenue, and accounting for 25% of product sales in the second quarter. In this sector, we had two large orders in the quarter, one was slightly in excess of $500,000, and the other was close to $1 million.

In the second quarter, Healthcare accounted for almost 28% of product revenue, amounting to $4.3 million. The General market remained our primary sector with $7.4 million in sales, and accounting for 47% of total product revenue in the quarter. We define the General market as the industrial, government and corporate sectors. The Service sector of our business continued to be a consistent revenue producer, contributing 22% of total revenue in Q2.

In the second quarter, sales of our NetLink Wireless Telephones grew to record levels and posted a significant increase over last quarter. Approximately 45% of total product revenue came from NetLink, bringing us back in line with the growth curve we saw during 2003. Our OEM partners are primarily focused on selling NetLink Telephones, and as their sales increase, we expect to see a direct correlation to increased NetLink sales. The NetLink e340 enterprise-class handset saw particularly strong growth in Q2 contributing to the overall gain in NetLink sales by more than doubling in shipments over the first quarter this year.

Link Wireless Telephone Systems sales continued to deliver solid results with $8.6 million in revenue, or 55% of product sales this quarter. Although there will be fluctuations from quarter to quarter in our Link sales, this legacy product line still has room to grow its contribution to revenue and earnings.

Our traditional distribution channels were responsible for 61% of quarterly product sales, OEM partners contributed 18% of product sales, and the balance of 21% was met through our direct sales team. We have chosen to begin breaking out OEM sales as a separate category this quarter because of the significance to total revenue. As these relationships mature, we fully expect OEM contributions to become a larger percentage of product sales.

Overall gross margin came in at 63.4% for the quarter, which is in the middle of our previously guided 60-65% range. The primary contributors to the decline from 65% in Q1 include increased OEM sales and large Retail deals, both of which typically have larger discounts, an increase in e340 enterprise-class handset sales, and a price hike in a key manufacturer’s material costs for the NetLink handsets. Of these factors, we expect OEM sales and sales of our e340 handsets to accelerate and continue to put downward pressure on our gross margin.

Total operating expenses were flat with the first quarter as a percentage of total revenue representing 48% of quarterly sales. We were able to hold operating expenses in check as a percent of revenue because the increase in G&A was offset by the expected decline in sales and marketing expense. R&D made up $2.3 million of these expenses, accounting for 11% of quarterly revenue. This is right in the middle of our target range of 10 to 12% of revenue for R&D expenses.

Our quarterly operating margin of 16% is less than we had anticipated and below our full year guidance of 20%. Increased expenses from Sarbanes-Oxley compliance, executive search and replacement activities, and lower gross margin were key factors in the operating margin results.

Cash and cash equivalents on our balance sheet grew during the quarter by more than $400 thousand, to almost $53 million. We paid our third quarterly dividend of $1.9 million last month. In addition, we announced today that our board of directors approved the re-initiation of SpectraLink’s stock repurchase program. The program still has approximately 2.1 million shares authorized for repurchase. We generated over $300 thousand in cash from operations, increasing our string of successive quarters of positive cash from operations to 22 quarters.

Inventories increased in the quarter by more than $1 million to $10.3 million. About $400,000 of this increase is accounted for by less than anticipated product sales recognized at the end of the quarter. The balance, as discussed on our last call, is intended to satisfy OEM demands for increased volume, an expanding product mix, and manufacturing and distribution pipeline requirements. We are generally comfortable with the existing levels of inventory, and have no current plans to increase inventory in the near-term.

Days-sales-outstanding increased to 54 days, which is slightly higher than the Q1 level of 51 days. As we have previously discussed, we expect to see days-sales-outstanding trend up for the next several quarters because of the payment terms tied to our OEM contracts.

Now I’d like to turn the call back over to our president and CEO, John Elms.

John Elms

Thank you, David.

As you know, on July 12th, we issued preliminary results for the second quarter. At that time we estimated revenue for the quarter to be in the $20 million range with earnings of approximately $0.10 per diluted share. These numbers are in line with the actual results we reported today. Many factors contributed to this outcome including gross margin decline, higher G&A costs and slower than anticipated order flow in the last week of the quarter. Our goal today is to better explain those results and respond to all of your questions.

Many technology companies who reported second quarter results have pointed to weaker sales at the end of this quarter. SpectraLink was no different as we saw deals that were expected to close get delayed or cancelled. Typically, we see 60% or more of sales occur in the last month of each quarter. And within the last month, many of the deals are closed within the last week. Although each opportunity had its unique cause for this late drop-off in sales activity, we saw no underlying macroeconomic justification, and with a single exception, saw no indication that increased competition was a factor.

While overall unit volumes hit record levels for the quarter, much of the volume increase was offset by a decline in average selling price per order with the shift to NetLink. This results from a lower percentage of infrastructure per handset shipped. As NetLink sales become a larger share of total revenues, we will be required to grow unit volume faster than revenue. By way of example, in Q2 the selling price of the average NetLink deal was approximately 38% lower than the equivalent average Link deal. This trend will be further exacerbated as OEM sales increase driving the NetLink mix higher.

Earnings per share are down this quarter as a direct result of weaker than expected revenue. In addition, because our margins trended down into the middle of our targeted range, and because they remain strong at 63.4%, any gross margin movement translates very directly into bottom line results. These factors, coupled with increased expenses from executive search and replacement and Sarbanes-Oxley related costs, resulted in the second quarter earnings shortfall.

In addition, during the second quarter we experienced a spike in the cost of flash memory as a result of manufacturer allocation. This situation contributed to a price rise from the mid-$3.00 range to more than $10.00 accounting for an average cost increase in NetLink handsets of between five and six dollars. The allocation of flash memory products continues, and costs could be driven higher if demand outpaces supply.

Although second quarter performance was below market expectations, the fundamentals of SpectraLink and the potential that exists in what we believe to be an under-penetrated market remain very positive. Our corporate strategy is focused on maintaining SpectraLink’s dominant market share in the wireless voice for the workplace market while growing the Company’s revenue and earnings as the market expands. Even though we are keenly aware of the importance of performance to quarterly expectations, we will not let those estimates drive the business to the detriment of these longer-term goals.

This quarter represented the beginning of a transition period for SpectraLink in which we began our move from a North American-oriented niche market provider to a mainstream player in partnership with the largest telecommunications manufacturers worldwide. The success we have had over the past several months adding to our already extensive list of OEM partners is helping to make this transition possible. We now have the top four global telephony providers as OEMs in addition to our relationships with NEC and Inter-Tel selling our products under their brands.

To size the opportunity, our four largest OEM partners, Alcatel, Avaya, Nortel and Siemens by themselves represent approximately 43% of the worldwide share of lines shipped in Q1 of 2004 according to a very recent Canalys research report. Conversely, that same report states that Cisco, with whom we compete for wireless telephony sales, captured only about 4% of the worldwide share of lines shipped in Q1. And while much of the press is focused on IP telephony, according to Canalys, only a small minority of the lines shipped even on hybrid systems is IP-enabled today. In fact, according to

Canalys, IP lines represented only about 10% of the total market in the recent quarter. These statistics speak to the market opportunity our OEM partnerships provide to us in the IP-telephony space as well as the long-term viability of the TDM or circuit-switched market where SpectraLink encounters very little competition for 802.11 sales.

In the second quarter of 2004, we strengthened our international presence with the addition of Siemens AG as our newest OEM partner. Siemens is a global provider of communication solutions for enterprises and carriers, and will be selling our NetLink products with their HiPath enterprise convergence architecture. I’m delighted to report that they were a key contributor to our success in Europe in the second quarter. Siemens joins our long list of top-tier OEM partners who are driving global sales.

In partnership with British Telecom and Nortel, I’m also pleased to announce that SpectraLink has closed its first large-scale international retail customer. The John Lewis Partnership has chosen SpectraLink technology delivered under the Nortel brand for its mobile voice solution. With the help of this deal, international sales jumped to record revenue levels contributing more than 5% of total product sales in the second quarter. Sales this quarter exceeded international sales for all of 2003. Strong sales made possible by our OEM partners and the efforts to reduce expenses in our foreign operations resulted in a much better position for international earnings in the quarter. We remain optimistic that we will achieve breakeven earnings toward the end of 2004 or early 2005.

The contribution from our OEM partners increased this quarter from less than 10% of sales in the first quarter to 18% of total product sales in the second quarter. As some of our OEM partners have acceptance terms, we have established clear policies that must be met prior to recognizing revenue from these partners. By way of example, and in addition to reported sales, we shipped over $700 thousand in OEM orders during the second quarter that we expect to be recognized in later periods.

With our increased focus on OEM distribution, our accuracy to report contributions by vertical market will become diluted over time as OEM sales make up a larger share of the total sales volume and we lose visibility to the ultimate end-user. On a very positive note, these same OEM orders will help spread sales throughout the quarter improving linearity across the three months of the quarter and increase our sales visibility for future quarters.

NetLink sales grew to 45% of total product revenue, delivering almost 50% more revenue than the first quarter of 2004, and accounted for the largest NetLink contribution in Company history. Shipments of our e340 enterprise-class handset more than doubled, and i640 handsets were up 70% when compared to the first quarter of 2004. Even though we expect to see quarterly fluctuations in NetLink’s revenue going forward, with the help of our new product designs and the added exposure provided by our OEM partners who all sell NetLink products, we continue to believe NetLink will be key to our future success.

Although there has not been much fanfare around our legacy Link product, it still delivers significantly to both revenue and our bottom line. We intend to continue to support the Link product line because of the ongoing demand from our customer base that is interested in a purpose built voice-only wireless telephone system. In the past, Link sales have been in the range of $8 to $12 million each quarter. We are reinvesting in this product line to meet those customer needs, and we intend to capitalize on the market opportunities that remain. We will attempt to maintain Link sales at current levels for the foreseeable future.

Retail sales exceeded $3.9 million this quarter partly because of two large orders, one slightly over $500,000 and another close to $1 million. As we have discussed in the past, Retail orders typically come at larger than normal discounts and tend to put downward pressure on gross margin. This was one factor in the reduction in gross margin for Q2 and is always a possibility from one quarter to the next.

A major milestone was achieved last month with the ratification of the 802.11i security standard for Wi-Fi networks. This wireless LAN standard attempts to improve upon the predecessor standards of WEP or “Wired Encryption Privacy”, and WPA, short for “Wi-Fi Protected Access”. Until the marketplace embraces this new standard, SpectraLink will, in the coming months, deliver a WPA pre-shared key solution as a near-term security option. We will then support the broader 802.11i standard as certified products begin to appear in the market later this year. Concurrent with the adoption and deployment of the 802.11i security standard, SpectraLink remains active in the IEEE to develop extensions to the 802.11i standard to better accommodate voice on data networks through fast roaming and authentication techniques.

Several investors have asked about our options for utilizing excess cash that has been generated for more than five years. We have paid a quarterly dividend of $0.10 per share for the last three quarters, and have a bias toward maintaining this quarterly dividend in the absence of any significant change in strategy that would require excess cash.

In addition, there is a stock repurchase plan in place with over two million shares still authorized for repurchase. Given the current stock price and our ongoing belief in the future of SpectraLink, we announced today that our board of directors approved the re-initiation of SpectraLink’s stock repurchase program. On a continual basis, management will evaluate options for utilizing excess cash in an effort to maximize returns to our shareholders, including quarterly dividends and stock repurchase.

Now I’d like to provide some guidance for the remainder of 2004. As I said in the preliminary announcement, we believe 2004 revenue will remain in the previously stated mid- to high $80 million range. However, because of second quarter results, year-end revenue will likely be at the lower end of this range in the mid-80 millions.

Gross margin should remain in the middle of the 60-65% range with downward pressure coming primarily from increased OEM sales that are expected to grow sequentially as a percentage of total sales in the third quarter.

Operating margin was 16% for the quarter and year-to-date. This suggests an annual operating margin closer to 16% rather than the 20% previously discussed. R&D is still expected to be in the 10-12% range, and sales and marketing expenses were 28% for the quarter and should finish the year between 28 and 30% of total revenue. G&A was 8% in the quarter, and at the levels of anticipated revenues for the second half of the year, G&A should be approximately 7% for the entire year.

In conclusion, there are several accomplishments that were attained this quarter. We achieved record performance in four key focus areas of the company: total revenue, international sales, NetLink sales and OEM sales. We added to our already impressive list of OEM partners with Siemens joining the group, and saw both Siemens and Nortel make our products generally available in their sales channel during the quarter. The executive transition was completed smoothly and record levels of NetLink e340 and i640 handsets were shipped. All of these achievements are key facets in the successful implementation of our stated long-term strategy that includes growing the business primarily by selling NetLink handsets through our direct, indirect and OEM channels. As I said when I started this discussion, SpectraLink’s fundamental strengths have not changed as the clear market leader in the wireless voice for the workplace market. While the second quarter has demonstrated that the growth in this market is uneven and retains risk of volatility, we remain in the enviable position to grow the enterprise wireless telephony market and the Company as a whole.

Thank you for joining us today. I’m going to turn the call back over to the operator for questions now.

David Rosenthal

I want to thank everyone for participating today and remind you that this call will be available for replay through a dial-in number for 7 days and on our website for an extended period.

Goodbye.